UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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The Taiwan Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE TAIWAN FUND, INC.

c/o State Street Bank and Trust Company

P.O. Box 5049, One Lincoln Street,

Boston, Massachusetts 02111-5049

For questions about the Proxy Statement, please call (800) 967-7635

March 25, 2019

Dear Stockholder:

The Annual Meeting of Stockholders of The Taiwan Fund, Inc. (the “Fund”) will be held at 9:00 a.m., Eastern Time on Wednesday, April 24, 2019, at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111. A Notice and Proxy Statement regarding the Meeting, proxy card for your vote, and postage prepaid envelope in which to return your proxy card are enclosed.

At the Meeting you, as a stockholder of the Fund, will be asked by the Board of Directors to vote on three proposals: (1) the election of five Directors; (2) the approval of a proposed Investment Advisory Agreement between the Fund and Allianz Global Investors U.S. LLC; and (3) if properly presented at the Meeting, the consideration of a stockholder proposal to terminate the current investment advisory and management agreement between the Fund and JF International Management Inc. or, in the alternative, have the Board submit a plan to liquidate or open-end the Fund within one year.

The Board of Directors recommends that you vote “FOR” Proposals 1 and 2 and “AGAINST” Proposal 3.

Respectfully,
Brian F. Link
Secretary

STOCKHOLDERS ARE STRONGLY URGED TO VOTE BY TELEPHONE, BY INTERNET OR BY SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE A QUORUM AT THE MEETING.

THE TAIWAN FUND, INC.

Notice of the Annual Meeting of Stockholders

April 24, 2019

To the Stockholders of The Taiwan Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of The Taiwan Fund, Inc. (the “Fund”) will be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, on April 24, 2019 at 9:00 a.m., local time, for the following purposes:

(1)	To elect five Directors to serve for the ensuing year;

(2)	To approve a proposed Investment Advisory Agreement between the Fund and Allianz Global Investors U.S. LLC.;

(3)

If properly presented at the Meeting, to consider a stockholder proposal to terminate the current investment advisory and management agreement between the Fund and JF International Management Inc. or, in the alternative, have the Board submit a plan to liquidate or open-end the Fund within one year; and

(4)	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on February 22, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to vote by telephone, by Internet or by completing, dating and signing the enclosed form of proxy and returning it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited by the Board of Directors of the Fund.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING ON APRIL 24, 2019: This Notice and the Proxy Statement are available on the Internet at https://www.proxy-direct.com/twn-30495.

By order of the Board of Directors
BRIAN F. LINK
Secretary

March 25, 2019

PROXY STATEMENT

THE TAIWAN FUND, INC.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Taiwan Fund, Inc. (the “Fund” or “Corporation”) for use at the Annual Meeting of Stockholders (the “Meeting”), to be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111, on Wednesday, April 24, 2019 at 9:00 a.m., local time, and at any adjournments thereof.

This Proxy Statement and the form of proxy card are being mailed to stockholders on or about March 25, 2019. Any stockholder giving a proxy has the power to revoke it by executing a superseding proxy by phone, Internet or mail following the process described on the proxy card or by submitting a notice of revocation to the Fund prior to the date of the Meeting or in person at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, FOR Proposals 1 and 2 and AGAINST Proposal 3. If your shares are held by a broker and you do not instruct your broker how you want your shares to be voted, your shares will be voted as specified by the broker on Proposal 1, and your shares will not be voted on Proposal 2 and Proposal 3, and that will have the same effect as a vote against Proposal 2 and Proposal 3.

The presence in person or by proxy of stockholders entitled to cast one third of the votes entitled to be cast thereat constitutes a quorum at all meetings of the stockholders. For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies returned without marking a vote on Proposal 1, Proposal 2 or Proposal 3 will be treated as shares that are present for quorum purposes. Abstentions are included in the determination of the number of shares present at the Meeting for purposes of determining the presence of a quorum. If a stockholder is present in person at the Meeting but does not cast a vote, the stockholder’s shares will count towards a quorum but will have no effect on Proposal 1 and will have the effect of a vote to disapprove Proposal 2 and Proposal 3. In the event a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any of the proposed items are not received, holders of a majority of the stock present in person or by proxy have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. The chairman of the Meeting also may adjourn the Meeting from time to time. Any adjournment may be made to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. If a quorum is present, a stockholder vote may be taken on one or more of the Proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally notified. The Fund may set a subsequent record date and give notice of it to stockholders, in which case the meeting may be held not more than 120 days beyond the subsequent record date.

The Board of Directors has fixed the close of business on February 22, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 7,932,401 shares of common stock.

Management of the Fund knows of no item of business other than those items mentioned in Proposals 1, 2 and Proposal 3 of the Notice of Meeting that will be eligible to be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The Fund will furnish, without charge, a copy of its semi-annual report for the period ended February 28, 2018 or its annual report for the fiscal year ended August 31, 2018 to any stockholder requesting such report. Requests for the semi-annual or annual reports should be made in writing to The Taiwan Fund, Inc., c/o State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111, Attention: Brian F. Link, or by accessing the Fund’s website at www.thetaiwanfund.com or by calling (877) 217-9502.

IMPORTANT INFORMATION

The Proxy Statement discusses important matters affecting the Fund. Please take the time to read the Proxy Statement, and then cast your vote. You may obtain additional copies of the Notice of Meeting, Proxy Statement and form of proxy card by calling (800) 337-3503 or by accessing https://www.proxy-direct.com/twn-30495.

There are multiple ways to vote. Choose the method that is most convenient for you. To vote by telephone or Internet, follow the instructions provided on the proxy card. To vote by mail, simply fill out the proxy card and return it in the enclosed postage-paid reply envelope. Please do not return your proxy card if you vote by telephone or Internet. To vote in person, attend the Meeting and cast your vote. The Meeting will be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

PROPOSAL 1 — ELECTION OF DIRECTORS

Persons named in the accompanying form of proxy intend in the absence of contrary instruction to vote all proxies for the election of the five nominees listed below as Directors of the Fund to serve for the next year, or until their successors are elected and qualified. Each of the nominees for Director has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected. The Board of Directors of the Fund has no reason to believe that any of the nominees named below will become unavailable for election as a Director, but if that should occur before the Annual Meeting for the Fund, the persons named as proxies in the proxy cards will vote for such persons as the Board of Directors of the Fund may recommend. None of the Directors is an “interested person” of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (each an “Independent Director”)).

Information Concerning the Nominees

The following table sets forth certain information concerning each of the nominees as a director. Each nominee is currently serving as a director of the Fund.

Name (Age) and Address of Directors	Position(s) Held with Fund	Director Since	Principal Occupation(s) or Employment During Past Five Years	Number of Funds in the Complex(1) Overseen by the Director	Other Directorships/ Trusteeships in Publicly Held Companies
William C. Kirby (68) Harvard University CGIS South Building 1730 Cambridge Street Cambridge, MA 02138	Chairman of the Board and Director	2013	T. M. Chang Professor of China Studies (2006-present); Spangler Family Professor of Business Administration (2006-present); Chairman, Harvard China Fund (2006-present); Harvard University Distinguished Service Professor (2006-present); and Director, John K. Fairbank Center for Chinese Studies, Harvard University (2006-2014).	1	The China Fund, Inc. and Cabot Corporation.

Anthony S. Clark (66) 3307 N. Columbus St. Arlington, VA 22207	Director	2017	Managing Member, Innovation Capital Management, LLC (2016 to present); Chief Investment Officer of the Pennsylvania State Employees’ Retirement System (2010 to 2013); Deputy Chief Investment Officer of the Pension Benefit Guaranty Corporation (PBGC) (2009 to 2011).	1	Director, Aberdeen Japan Equity Fund, Inc.

Thomas G. Kamp (57) 5821 Southwood Drive Minneapolis, MN 55437	Director	2018	President, Chief Investment Officer and Director, Cornerstone Capital Management LLC (2006-2016).	1	None.

Name (Age) and Address of Directors	Position(s) Held with Fund	Director Since	Principal Occupation(s) or Employment During Past Five Years	Number of Funds in the Complex(1) Overseen by the Director	Other Directorships/ Trusteeships in Publicly Held Companies
Warren J. Olsen (62) SCB Global Capital Management 300 S. Jackson Street Suite 220 Denver, CO 80209	Director	2018	Chairman and Chief Investment Officer, SCB Global Capital Management (2014-present); Vice Chairman and Chief Investment Officer, First Western Financial Inc. (2002-2014).	1	Aetos Capital Multi-Strategy Arbitrage Fund, LLC; Aetos Capital Distressed Investment Strategies Fund, LLC; Aetos Capital Long/Short Strategies Fund, LLC.

Shelley E. Rigger (56) Davidson College Box 7018 Davidson, NC 28035-7018	Director	2016	Brown Professor of East Asian Politics, Davidson College (1993-present).	1	None.

(1)

The term “Fund Complex” means two or more registered investment companies that share the same investment adviser or principal underwriter or hold themselves out to investors as related companies for the purposes of investment and investor services.

Leadership Structure and Board of Directors

The Board has general oversight responsibility with respect to the business and affairs of the Fund. The Board is responsible for overseeing the operations of the Fund in accordance with the laws of Maryland, the provisions of the 1940 Act, other applicable laws and the Fund’s Articles of Incorporation. The Board is currently composed of five Independent Directors and one of the Independent Directors serves as Chairman of the Board.

Generally, the Board acts by majority vote of all of the Directors, including a majority vote of the Independent Directors if required by applicable law. The Fund’s day-to-day operations are currently managed by JF International Management Inc. (the “Adviser”) and other service providers who have been approved by the Board. The Board meets periodically throughout the year to oversee the Fund’s activities, review contractual arrangements with service providers, oversee compliance with regulatory requirements and review performance. The Board has determined that its leadership structure is appropriate given the size of the Board, the fact that all of the Directors are not interested persons, and the nature of the Fund.

The existing Directors were selected to serve and continue to serve on the Board, based upon their skills, experience, judgment, analytical ability, diligence, ability to work effectively with other Directors and a commitment to the interests of stockholders and a demonstrated willingness to take an independent and questioning view of management. Each existing Director also has considerable familiarity with the Fund and State Street Bank and Trust Company (the “Administrator”), and its operations, as well as the special regulatory requirements governing registered investment companies and the special responsibilities of investment company directors, all as a result of their prior service as a Director of the Fund and, in several cases, as directors of other investment companies. In addition to those qualifications, the following is a brief summary of the specific experience, qualifications or skills that led to the conclusion that as of the date of this proxy statement, each person identified below should serve as a Director for the Fund. References to the qualifications, attributes and skills of the Directors are pursuant to requirements of the Securities and Exchange Commission (“SEC”), and do not constitute a holding out by the Board or any Director as having any special expertise and should not be considered to impose any greater responsibility or liability on any such person or on the Board by reason thereof than the normal responsibility and liability of an investment company board member or board. As required by rules the SEC has adopted under the 1940 Act, the Fund’s Independent Directors select and nominate all candidates for Independent Director positions.

William C. Kirby. Mr. Kirby has served as a Director of the Fund since 2013. He is T. M. Chang Professor of China Studies at Harvard University and Spangler Family Professor of Business Administration at Harvard Business School. Mr. Kirby is a historian of modern China, whose work examines China’s business, economic and political development in an international context. He has served the academic community for over 30 years. Mr. Kirby joined Harvard University in 1992, where he currently serves various positions including Chairman of the Harvard China Fund. He has also served as the Director of the John K. Fairbank Center for Chinese Studies, Dean of the Faculty of Arts and Sciences, Chair of the Council on East Asian Studies and the Director of the National Resource Center for East Asia for Harvard University. Prior to joining Harvard University, Mr. Kirby served as the Dean of the University College, Director of Asian Studies and Director of International Affairs at Washington University. Mr. Kirby has published numerous books and articles related to Chinese business and history.

Anthony S. Clark. Mr. Clark has served as a Director of the Fund since 2017. He is Managing Member of Innovation Capital Management, LLC since 2016. Mr. Clark served as Chief Investment Officer of the Pennsylvania State Employees’ Retirement System from 2010 to 2013 and Deputy Chief Investment Officer of the Pension Benefit Guaranty Corporation (PBGC) from 2009 to 2011. Prior to PBGC, Mr. Clark served as Director of Global Equities in the Investment Department of the Howard Hughes Medical Institute (1995 to 2008). Mr. Clark also serves as Director on the board of Aberdeen Japan Equity Fund, Inc.

Thomas G. Kamp. Mr. Kamp has served as a Director of the Fund since 2018. He served as President, Chief Investment Officer and Director of Cornerstone Capital Management LLC from 2006 to 2016. Prior to that, Mr. Kamp was Senior Vice President, Portfolio Manager and manager of AllianceBernstein’s and Alliance Capital’s Minneapolis office.

Warren J. Olsen. Mr. Olsen has served as a Director of the Fund since 2018. He is Chairman and Chief Investment Officer at SCB Global Capital Management. Mr. Olsen served as Vice Chairman and Chief Investment Officer at First Western Financial Inc. between 2002 and 2014. He also served as President and CEO of IBJ Whitehall Asset Management from 1999 to 2002 and President of Morgan Stanley Funds from 1988 to 1997. Mr. Olsen also serves on the boards of Aetos Capital Multi-Strategy Arbitrage Fund, LLC, Aetos Capital Distressed Investment Strategies Fund, LLC and Aetos Capital Long/Short Strategies Fund, LLC.

Shelley E. Rigger. Ms. Rigger has served as a Director of the Fund since 2016. She has been the Brown Professor of East Asian Studies at Davidson College since 1993. Ms. Rigger has been a visiting Associate Professor at Fudan University’s School of International Relations and Public Administration in Shanghai. She has also been a visiting Research Scholar at National Chengchi University in Taiwan for the Institute for International Relations. Ms. Rigger graduated magna cum laude from Princeton University’s Woodrow Wilson School of Public and International Affairs. She also holds a Ph.D. from Harvard University’s Department of Government with fields of specialization in comparative politics, Chinese politics, American politics and government and political anthropology. Ms. Rigger has published several books and numerous articles related to Taiwanese and Chinese politics, history and business as well as relations among the United States, Taiwan and mainland China.

The Fund does not have a policy regarding Board member’s attendance at the Annual Meeting of Stockholders. However, all of the Directors of the Board at that time attended the 2018 Annual Meeting of Stockholders.

The Board of Directors of the Fund held four regular meetings and two special meetings during the fiscal year ended August 31, 2018. For the fiscal year ended August 31, 2018, each Director attended at least seventy-five percent of the aggregate number of meetings held during the fiscal year of the Board and of any committee on which he or she served.

Audit Committee. The Fund’s Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is responsible for reviewing financial and accounting matters. The Fund’s Audit Committee is composed of directors who are independent (as defined in the New York Stock Exchange, Inc. (“NYSE”) listing standards, as may be modified or supplemented) and not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act) and its actions are governed by the Fund’s Audit Committee Charter, which is posted on the Fund’s website (www.thetaiwanfund.com). The current members of the Audit Committee are Messrs. Clark, Kamp, Kirby and Olsen and Ms. Rigger, with Mr. Kamp serving as Chairman. The Audit Committee convened four times during the fiscal year ended August 31, 2018. The Fund’s Board of Directors has designated Mr. Kamp, an Independent Director, as an audit committee financial expert.

Nominating Committee. The Fund’s Board of Directors has a Nominating Committee, which is responsible for recommending individuals to the Board for nomination as members of the Board and its Committees. The Fund’s Nominating Committee is composed of directors who are independent as independence is defined in the NYSE’s listing standards, as may be modified or supplemented, and are not interested persons of the Fund (as defined in Section 2(a)(19) of the 1940 Act) and its actions are governed by the Fund’s Nominating Committee Charter, which is posted on the Fund’s website (www.thetaiwanfund.com). Currently, the Nominating Committee does not solicit recommendations for nominees from stockholders. The Nominating Committee believes that it is not necessary to have such a policy because the Board has had no difficulty identifying qualified candidates to serve as Directors. The Nominating Committee evaluates a candidate’s qualifications for Board membership and the candidate’s independence from the Fund’s advisers and other principal service providers. The Nominating Committee does not have specific minimum qualifications that must be met by candidates recommended by the Nominating Committee and there is not a specific process for identifying such candidates. In nominating candidates, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses or other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, requirements of the NYSE and the SEC to maintain a minimum number of independent or non-interested directors, requirements of the SEC as to disclosure regarding persons designated as having financial expertise on the Fund’s audit committee and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board. The Committee believes the Board generally benefits from diversity of background, experience and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. The current members of the Nominating Committee are Messrs. Clark, Kamp, Kirby and Olsen and Ms. Rigger, with Ms. Rigger serving as Chair. The Nominating Committee convened three times during the fiscal year ended August 31, 2018.

Valuation Committee. The Fund’s Board of Directors has a Valuation Committee which is responsible for establishing and monitoring policies and procedures reasonably designed to ensure that the Fund’s assets are valued appropriately, objectively and timely, reflecting current market conditions. The current Directors who are members of the Valuation Committee are Messrs. Clark, Kamp, Kirby and Olsen and Ms. Rigger, with Mr. Clark serving as Chairman. The Valuation Committee met one time during the fiscal year ended August 31, 2018.

Share Repurchase Program Committee. The Fund’s Board of Directors has a Share Repurchase Program Committee which is responsible for overseeing and evaluating the Fund’s program to repurchase its shares on the market. The current members of the Share Repurchase Program Committee are Messrs. Clark, Kamp, Kirby and Olsen and Ms. Rigger, with Mr. Kirby serving as Chairman. The Share Repurchase Program Committee met four times during the fiscal year ended August 31, 2018.

Risk Oversight

The day-to-day operations of the Fund, including the management of risk, are performed by third party service providers, such as the Fund’s Adviser and Administrator. The Directors are responsible for overseeing the Fund’s service providers and thus have oversight responsibilities with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, stockholder services, investment performance or reputation of the Fund. The Fund and its service providers employ a variety of processes, procedures and controls to identify certain of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur.

Not all risks that may affect the Fund can be identified nor can controls be developed to eliminate or mitigate their occurrence or effects. It may not be practical or cost effective to eliminate or mitigate certain risks, the processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund or the Adviser or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals. As a result of the foregoing and other factors, the Fund’s ability to manage risk is subject to substantial limitations.

Risk oversight forms part of the Board’s general oversight of the Fund and is addressed as part of various Board and Committee activities. As part of its regular oversight of the Fund, the Board, directly or through a Committee, interacts with and reviews reports from, among others the Fund’s Adviser, the Fund’s Administrator, the Fund’s chief compliance officer and its independent registered public accounting firm, as appropriate, regarding risks faced by the Fund. The Board is responsible for overseeing the nature, extent and quality of the services provided to the Fund by the Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the Advisory Agreement, the Board meets with the Adviser to review the services provided. Among other things, the Board regularly considers the Adviser’s adherence to the Fund’s investment restrictions and compliance with various Fund policies and procedures and with applicable securities regulations. The Board has appointed a chief compliance officer who oversees the implementation and testing of the Fund’s compliance program and reports to the Board regarding compliance matters for the Fund and its service providers. The Board, with the assistance of the Adviser, reviews investment policies and risks in connection with its review of the Fund’s performance. In addition, as part of the Board’s oversight of the Fund’s advisory and other service provider agreements, the Board may periodically consider risk management aspects of their operations and the functions for which they are responsible.

Stockholder Communications

Stockholders may send communications to the Fund’s Board of Directors by addressing the communication directly to the Board (or individual Board members) and/or clearly indicating that the communication is for the Board (or individual Board members). The communication may be sent to either the Fund’s office or directly to such Board member(s) at the address specified for each Director above. Other stockholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Fund’s officers and Directors, and beneficial owners of more than ten percent of a registered class of the Fund’s equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, Inc. Section 30(h) of the 1940 Act extends the reporting requirements under Section 16(a) of the 1934 Act to the Fund’s Adviser and the officers and directors of such Adviser. The Fund believes that its officers and Directors and the officers of the Adviser have complied with all applicable filing requirements for the fiscal year ended August 31, 2018.

Officers of the Fund

The following table provides information concerning each of the officers of the Fund.

Name, Address, and Age	Position(s) Held with the Fund	Since	Principal Occupation(s) or Employment During Past Five Years
Simon J. Crinage (53) J.P. Morgan Asset Management 60 Victoria Embankment London, EC4Y 0JP	President	2014	Managing Director, J.P. Morgan Asset Management.

Monique Labbe (45) Foreside Fund Officer Services, LLC 10 High Street, Suite 302 Boston, MA 02110	Treasurer	2017	Senior Director, Foreside Fund Officer Services, LLC (2014-present); Principal/Assistant Vice President, State Street Global Advisers (2012-2014).

Name, Address, and Age	Position(s) Held with the Fund	Since	Principal Occupation(s) or Employment During Past Five Years
Brian F. Link (46) State Street Bank and Trust Company 100 Summer Street SUM0703 Boston, MA 02110	Secretary	2014	Vice President and Managing Counsel, State Street Bank and Trust Company (2007-present).

Patrick Keniston (55) Foreside Fund Officer Services, LLC Three Canal Plaza, Suite 100 Portland, ME 04101	Chief Compliance Officer	2015	Managing Director of Foreside Fund Officer Services LLC, (October 2008-present).

Ownership of Securities

The following table sets forth information regarding the ownership of securities in the Fund by the nominees for Director. Each nominee is also currently a Director of the Fund.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director in the Fund Complex(1)
Anthony S. Clark	None	None
Thomas G. Kamp	$10,001-$50,000	$10,001-$50,000
William C. Kirby	$10,001-$50,000	$10,001-$50,000
Warren J. Olsen	None	None
Shelley E. Rigger	None	None

(1)

The term “Fund Complex” means two or more registered investment companies that share the same investment adviser or principal underwriter and hold themselves out to investors as related companies for the purposes of investment and investor services. The Fund is the only investment company in the Fund Complex.

No Director or any immediate family member of a Director, owned securities in the Fund’s Adviser, or a person directly or indirectly controlling, controlled by, or under common control with the Adviser.

Transactions with and Remuneration of Officers and Directors

The aggregate remuneration, including expenses relating to attendance at board meetings reimbursed by the Fund, paid in cash to Directors not affiliated with the Adviser, was $424,275 during the fiscal year ended August 31, 2018. For the fiscal year ended August 31, 2018 and through February 28 of the current fiscal year, the Fund paid each Director that is not affiliated with the Fund’s Adviser an annual fee of $20,000 plus $2,500 for each Board meeting and committee meeting attended and the Chairman an additional $10,000 a year for his service as Chairman of the Board.

Effective March 1, 2019, the fee paid to each Director for attendance at Board and committee meetings was reduced to $2,000, while the other fees paid to Directors remained the same. This fee reduction was one of the steps the Board has taken to achieve approximately a 20% reduction in Board fees and expenses. In this connection, the Board is anticipating a reduction, as compared to the last several fiscal years, in the total number of Board and Committee meetings for the remainder of the current fiscal year and future fiscal years. The reduction in meeting fees, when coupled with the expected reduction in the number of meetings, is expected to result in over a 20% reduction in the fees received by each Board member in future fiscal years as compared to the current, and last several, fiscal years.

The following table sets forth the aggregate compensation from the Fund paid to each director during the fiscal year ended August 31, 2018, as well as the total compensation earned by each director from the Fund Complex.

Name of Director	Aggregate Compensation From Fund(3)	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid To Directors(4)
Anthony S. Clark	$65,000	—	—	$65,000
Thomas G. Kamp(1)	$24,946	—	—	$24,946
William C. Kirby	$75,000	—	—	$75,000
Anthony Kai Yiu Lo(2)	$58,865	—	—	$58,865
Warren J. Olsen(1)	$24,946	—	—	$24,946
Shelley E. Rigger	$65,000	—	—	$65,000

(1)	Messrs. Kamp and Olsen were elected to the Board on April 17, 2018.
(2)	Mr. Lo resigned from the Board on April 17, 2018.
(3)	Includes compensation paid to Directors by the Fund. The Fund’s Directors did not receive any pension or retirement benefits as compensation for their service as Directors of the Fund.
(4)	There is one fund in the Fund Complex overseen by the Directors.

Required Vote

Election of the listed nominees for Director requires the affirmative vote of the holders of a majority of the shares of common stock of the Fund cast at the Meeting. Pursuant to the Fund’s By-Laws, any Director who is nominated for re-election at the Meeting and is not re-elected at the Meeting will be deemed to have tendered to the Board of Directors his or her resignation as a Director, with such resignation to take effect 30 days after the date of the Meeting unless the Board of Directors unanimously decides to reject that Director’s tender of resignation, in which case the Director will continue in office until his or her death, resignation or removal or until his or her successor has been elected and has been qualified.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2 — APPROVAL OF PROPOSED INVESTMENT ADVISORY AGREEMENT

On January 14, 2019, the Board of Directors, all of whom are Independent Directors, voted to approve and recommend to stockholders the approval of the proposed Investment Advisory Agreement between the Fund and Allianz Global Investors U.S. LLC (“Allianz”) (the “Proposed Agreement”). If approved by stockholders, the Proposed Agreement will replace the Investment Advisory and Management Agreement dated, September 23, 2014, between the Fund and JF International Management Inc. (“JFIMI”) (the “Current Agreement”).

The Proposed Agreement provides for Allianz to provide substantially the same investment advisory and management services as provided under the Current Agreement. Allianz’s duties under the Proposed Agreement include making investment decisions, supervising the acquisition and disposition of investments and supervising the selection of brokers or dealers to execute these transactions in accordance with the Fund’s investment objective and policies and within the guidelines and directions established by the Board.

Under the Proposed Agreement, and similar to the terms of the Current Agreement, Allianz may engage employees of an affiliated non-SEC registered entity through a participating affiliate arrangement to assist Allianz in providing services to the Fund, provided that Allianz supervises the services provided by those employees and such engagement will not relieve Allianz of its obligations under the Proposed Agreement.

Under the Proposed Agreement, Allianz will bear all expenses arising out of its duties under the Proposed Agreement but will not be responsible for any expenses of the Fund other than those specifically allocated to Allianz in the Proposed Agreement. In particular, the Fund bears expenses for legal fees and expenses of counsel to the Fund; fees for directors and officers other than those employed by Allianz; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund’s custodian, sub-custodian, transfer agents and registrars; fees and expenses with respect to administration (except as may be expressly provided otherwise); expenses for portfolio pricing services by a pricing agent, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering and underwriting of shares issued by the Fund; expenses relating to investor and public relations; expenses of registering or qualifying securities of the Fund for public sale; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the Fund’s dividend reinvestment and cash purchase plan; costs of stationery; any litigation expenses; and costs of stockholder’s and other meetings. Under the Proposed Agreement, as is the case under the Current Agreement, Allianz will pay the salaries and expenses of such of the Fund’s officers and directors who are directors, officers or employees of Allianz, provided, however, that the Fund, and not Allianz, will bear travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of Allianz to the extent that such expenses relate to attendance at meetings of the Board or any committee thereof, and provided, further, that such expenses are incurred in accordance with the Fund’s travel policy.

Under the Proposed Agreement, neither Allianz nor its affiliates, directors, employees, or agents will be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in the course of, connected with or arising out of any services to be rendered thereunder, except by reason of the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Adviser’s reckless disregard of its obligations and duties under the Proposed Agreement.

The Proposed Agreement may be terminated at any time, without payment of penalty, by Allianz, or by the Fund acting pursuant to a vote of the Board of Directors or by a vote of a majority of the Fund’s outstanding securities (as defined in the 1940 Act) upon sixty days’ written notice, and will terminate automatically in the event of its assignment (as defined in the 1940 Act) by Allianz.

If approved by stockholders, the Proposed Agreement would remain in effect for an initial period of two years from the date it becomes effective. Thereafter, the Proposed Agreement would continue in effect from year to year if its continuance is specifically approved at least annually by (i) a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either a vote of a majority of the Board of Directors as a whole or a majority of the Fund’s outstanding shares of common stock as defined in the 1940 Act.

Fee Provisions

Prior to September 1, 2018 under the terms of the Current Agreement, JFIMI was entitled to receive fees for its services, computed daily and payable monthly in US dollars, at the rate of 0.90% per annum of the value of the Fund’s average daily net assets up to and including $150 million of net assets; 0.80% per annum of the value of the Fund’s average daily net assets on the next $150 million of net assets; and 0.70% per annum of the value of the Fund’s average daily net assets in excess thereof. Effective September 1, 2018, JFIMI is entitled to receive fees for its services, computed daily and payable monthly in US dollars, at the rate of 0.75% per annum of the value of the Fund’s average daily net assets.

Under the terms of the Proposed Agreement, Allianz would be entitled to receive a base fee for its services, computed daily and payable monthly in US dollars, at the rate of 0.70% per annum of the value of the Fund’s average daily net assets (“base fee”). Commencing September 1, 2019, the base fee will be subject to a performance adjustment that will add or subtract from the base fee 0.05% for each percentage point by which the total return of the Fund exceeds, or is exceeded by, the return of the TAIEX Total Return Index during each fiscal year of the Fund (September 1 to August 31), with a maximum adjustment of +/- 0.25%. Thus, depending on how the Fund performs, the management fee after factoring in the performance adjustment could range from 0.45% to 0.95%.

The Fund’s total net assets as of January 31, 2019 were $193,808,568.

For the fiscal year ended August 31, 2018, the aggregate amount of advisory fees paid by the Fund was $1,700,469. Had the Proposed Agreement been in place for the fiscal year ended August 31, 2018, the advisory fees paid by the Fund (not including any performance adjustment) would have been $1,453,564.

Approval Process and the Factors Considered by the Board of Directors in Approving the Proposed Agreements

Deeply concerned about the continued under-performance of the Fund relative to its benchmark index, beginning in October 2018, the Board held a series of special meetings to consider whether a search for an investment manager for the Fund was appropriate. Following these meetings, the Board concluded that it would conduct a manager search. The Board retained a consultant to assist it in conducting its investment manager search. The consultant initially identified 26 firms that potentially had the ability and willingness to manage the Fund. Based on the responses to screening questions sent to those firms, the consultant sent requests for information to nine of the firms, seven of which responded. The consultant then provided the Board with a summary and evaluation of those responses and with its recommendation for a “short list” of candidates to be requested to respond to a request for proposal (“RFP”) from the Fund and to make presentations to the Board. After reviewing the consultant’s report, the Board identified three investment adviser candidates for the “short list.”

Based on an evaluation of the responses to the RFPs, the consultant prepared a final report to the Board, which the Board reviewed along with the responses. At the Board meeting on January 14, 2019, the consultant presented the final report and responded to questions from the Board. Two of the short list candidates made presentations (one decided not to make a presentation). JFIMI also made a presentation at that Board Meeting.

Following the presentations a discussion ensued. The Board discussed the relative merits of each candidate and determined that no further information would be necessary from the candidates. After further discussion, the Board voted to approve and recommend to stockholders the approval of the Proposed Agreement substantially in the same form as the Fund’s Current Agreement.

In making this selection the Board noted that Allianz has a long and significant history of investing in the Asia-Pacific region. It noted in particular Allianz’s commitment to Taiwan and its 30 investment professionals working there. The Board considered the investment experience and expertise of Ms. Corinna Xiao, a senior portfolio manager employed by Allianz’s affiliate in Taiwan who will be the portfolio manager of the Fund. The Board noted that it was impressed with Ms. Xiao’s presentation and her responses to its questioning. The Board further noted her strong record of delivering outperformance and an article on Bloomberg.com that identified Ms. Xiao as the top performing Taiwanese fund manager for 2018.

The Board further noted Allianz’s investment process and philosophy centered on bottom-up investing and active management. The Board discussed Allianz’s focus on intensive company visits and consistent flow of new investment ideas arrived at particularly through its “grassroots research” approach. The Board noted that this approach includes gathering market research from more than 60 independent journalists and more than 300 field force investors that interview sources around the world.

The Board also considered Allianz’s adherence to its sell discipline. The Board noted how this approach factors into Allianz’s risk management. The Board also considered Allianz’s portfolio construction parameters. The Board noted that Allianz prefers a more concentrated portfolio focused on high conviction ideas, which Allianz believes should lead to targeted average annual outperformance between three and seven percent over a full market cycle.

The Board also considered the terms and conditions of the Proposed Agreement. The Board noted that the Current Agreement has a fixed advisory fee of 0.75% per annum of the value of the Fund’s average daily net assets for all assets. After reviewing Allianz’ initial proposals, including one for advisory services only and one for advisory and administrative services, the Board requested that Allianz consider submitting a new fee proposal, including possibly a proposal with a performance adjustment. After discussion of several alternative fee proposals submitted by Allianz, Allianz and the Board agreed to a proposal for advisory services only that included a base annual fee of 0.70% of average daily net assets with a performance adjustment.

At the current and anticipated asset levels of the Fund, and without consideration of the Fund’s performance adjustment against the TAIEX, the advisory fee rate under the Proposed Agreement is lower than the recently lowered rate under the Current Agreement and considerably below the rate in effect before the rate reduction.

The Board also based its decision on the following considerations, among others, although the Board did not identify any consideration that was all important or controlling, and each Director may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services provided by the Investment Adviser. The Board reviewed and considered the nature and extent of the investment management services to be provided by Allianz under the Proposed Agreement. The Board noted the following:

Allianz has had a 30-year presence in the Asia-Pacific region. Allianz has 109 investment professionals spread across its four offices in the region, including 30 people in its Taipei, Taiwan office. The Board noted that among global asset management firms in Taiwan, Allianz has the largest asset team. This investment team has been continuously managing third party institutional Taiwan equity mandates since 2012.

The Board considered Allianz’s compliance program and compliance capabilities as well as the portfolio manager’s previous experience and concluded that Allianz has a compliance program that appeared to be reasonably designed to prevent violations of the Federal securities laws.

The Board determined that Allianz appeared to be capable of providing the Fund with investment management services of above average quality.

Performance, Fees and Expenses of the Fund. The Board noted that, at the time of Allianz’ selection by the Board, Allianz had not been providing services to the Fund; therefore, there were limitations on the Board’s ability to evaluate the performance of Allianz in managing the Fund. Based however on Allianz’ performance in managing a Taiwan-domiciled mutual fund, which has an investment strategy similar to the one proposed for the Fund, the Board concluded that there was reason to believe that Allianz could achieve above average performance over the long term in managing the Fund. The Board noted that the Taiwan-domiciled mutual fund ranked at the top of its Lipper peer group over the one-, three-, five and 10-year periods ended September 30, 2018. The Board further noted that other expenses of the Fund were not expected to increase as a result of the retention of Allianz.

As to fees, the Board noted that the base fee under the Proposed Agreement is lower than the rate the Fund is paying under the Current Agreement. It also noted that the performance adjustment component of the fee under the Proposed Agreement helps align the interests of Allianz as the Fund’s investment adviser with the interests of the Fund and its stockholders.

Economies of Scale. The Board considered the potential benefits from economies of scale that the Fund’s stockholders could be afforded. The Board noted that, while the management fee rate under the Proposed Agreement does not decline as the Fund’s assets grow, fixed operating costs are spread over a larger asset base, resulting in a lower per share allocation of such costs.

Other Benefits of the Relationship. The Board considered whether there were other benefits that Allianz and its affiliates may derive from its relationship with the Fund and concluded that any such benefits were likely to be minimal.

Resources of the Proposed Investment Adviser. The Board considered whether Allianz is financially sound and has the resources necessary to perform its obligations under the Proposed Agreement. The Board noted that Allianz appears to have sufficient financial resources necessary to fulfill its obligations under the Proposed Agreement.

General Conclusions. After considering and weighing all of the above factors, the Board concluded that it would be in the best interest of the Fund and its stockholders to approve the Proposed Agreement. In reaching this conclusion, the Board did not give particular weight to any single factor referenced above.

Information About the Proposed Adviser

Allianz, the proposed adviser, is a U.S.-based firm registered as an investment adviser with the Securities and Exchange Commission. Allianz is part of the Allianz Global Investors group of entities, which are wholly-owned subsidiaries of Allianz SE, one of the world’s largest financial services providers and a publicly-traded company. Allianz SE’s principal offices are located at Königinstrasse 28, 80802 Munich, Germany. As of December 31, 2018, the total assets under management of the Allianz Global Investors group of entities amounted to $577.4 billion, including $5.516 billion invested in Taiwan mandates. Allianz’s principal offices are located at 1633 Broadway, New York, NY 10019.

Principal Executive Officer and Members of Allianz

The following table sets forth certain information concerning the principal executive officers and sole member of Allianz.

Name/Address	Position Held	Since	Principal Occupation or Employment
Allianz Global Investors U.S. Holdings LLC	Member	2011	Not Applicable.

Barbara R. Claussen	Chief Operating Officer of Allianz	2013	Managing director and Chief Operating Officer US, Allianz Global Investors U.S. LLC.

Paul Koo	Chief Compliance Officer of Allianz	2013	Director and Chief Compliance Officer with Allianz Global Investors U.S. LLC.

Andreas Utermann	Global Chief Investment Officer of Allianz	2012	Chief Executive Officer and co-head of Allianz Global Investors U.S. LLC.

Erin Bengtson-Olivieri	Chief Financial Officer of Allianz	2014	US Chief Financial Officer and a managing director with Allianz Global Investors U.S. LLC.

Name/Address	Position Held	Since	Principal Occupation or Employment
Peter Bonanno	Chief Legal Officer of Allianz	2014	Global general counsel and a managing director with Allianz Global Investors U.S. LLC.

A. Douglas Eu	Chief Executive Officer of Allianz	2016	Chief Executive Officer US and a managing director with Allianz Global Investors U.S. LLC.

The following table sets forth certain information concerning the individual who is anticipated to serve as portfolio manager for the Fund:

Name/Address	Position Held with Proposed Adviser	Since	Principal Occupation or Employment
Corrina Xiao	Portfolio Manager	2007	Senior Portfolio Manager, Allianz Global Investors Taiwan, Limited

Required Vote

The 1940 Act requires that an investment advisory contract between an investment company and an investment adviser be in writing, that such contract specify, among other things, the compensation payable to the adviser pursuant thereto and that such contract be approved by the holders of a majority of the investment company’s outstanding shares of common stock as defined in the 1940 Act. As defined in the 1940 Act, a “majority of the outstanding shares” means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if more than 50% of the outstanding shares are present, or more than 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the Proposed Agreement. If this proposal is not approved by stockholders, the Fund will continue under the Current Agreement while the Board of Directors considers other steps.

The Proposed Agreement is attached as Appendix A.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AGREEMENT BETWEEN THE FUND AND ALLIANZ

PROPOSAL 3 — CONSIDER A STOCKHOLDER PROPOSAL TO TERMINATE THE CURRENT INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN THE FUND AND JF INTERNATIONAL MANAGEMENT, INC. OR, IN THE ALTERNATIVE, HAVE THE BOARD SUBMIT A PLAN TO LIQUIDATE OR OPEN-END THE FUND WITHIN ONE YEAR

On November 5, 2018, the Secretary of the Fund received a stockholder proposal from Matisse Capital (“Matisse”) to terminate the current investment advisory and management agreement between the Fund and JFIMI or, in the alternative, have the Board submit a plan to liquidate or open-end the Fund within one year (the “Matisse Proposal”). The Matisse Proposal was provided in accordance with Rule 14a-8 under the Exchange Act of 1934, as amended. Matisse is the investment adviser to the Matisse Discount Closed End Fund, an open-end mutual fund that owns shares of the Fund.1

The text provided by Matisse for inclusion in this Proxy Statement is as follows:

RESOLVED: All investment advisory and management agreements between The Taiwan Fund, Inc. and JF International Management Inc. shall be terminated by the Fund, pursuant to the right of stockholders as embodied in Section 15(a)(3) of the Investment Company Act of 1940 and as required to be included in such agreements, at the earliest date the Fund is legally permitted to do so. If, however, the Board proposes, and shareholders approve, at this meeting, a plan to liquidate or open-end the Fund within one year, then the investment advisory and management agreements between The Taiwan Fund, Inc. and JF International Management Inc. shall remain in effect as long as necessary to implement these actions.

Supporting Statement of Matisse

Despite certain actions taken by the Board, TWN continues to trade at a large discount to its NAV. Over the past three years, this discount has averaged 12%, and has recently been even wider. The Fund’s small share repurchases have not been effective at closing the discount gap. In addition, the investment manager’s performance has been poor relative to the TAIEX Total Return benchmark. For example, according to the Fund’s most recent report, for the 5 year period ending 8/31/18, measured in US dollars, total returns are as follows:

TAIEX Total Return Index:	+62%
TWN at NAV	+44%
TWN at market price	+38%

In our view, long-suffering shareholders deserve the opportunity to receive full value for their shares today. TWN’s small size leads to unnecessarily high expenses and means that attempts to narrow the discount using other means than liquidation or open-ending are likely not in the best interest of shareholders.

In addition to voting for our proposal, we also hope that all TWN shareholders will join us in asking management for, and voting in favor of, a proposal to liquidate or

[1]	Additional information regarding Matisse’s status as a stockholder, including the number of shares it owns, is available from the Fund upon oral or written request.

open-end the Fund. Liquidation is a viable option, since the vast majority of the Fund’s reported holdings are fairly liquid.

Who are we? We are an open-end mutual fund (Matisse Discounted Closed-End Fund Strategy, MDCEX) which has owned shares of TWN continuously for the past year. Our interests are aligned solely with that of all other shareholders, and the remedy we are suggesting would benefit all shareholders equally. Feel free to contact us about this matter; we are happy to discuss. Contact Eric Boughton, CFA, at (503) 210-3005.

Statement of the Board of Directors in Opposition to the Matisse Proposal

The Fund’s Board, all of whom are Independent Directors, has carefully considered the Matisse Proposal and, for the reasons set forth below, recommends a vote “AGAINST” Proposal 3.

The Board is recommending that stockholders approve the Proposed Agreement with Allianz. If approved, the Current Agreement with JFIMI would be terminated, making the Matisse Proposal redundant.

In addition, should shareholders not approve the Proposed Agreement, the Board believes that terminating the Current Agreement and leaving the Fund without an investment adviser is not in stockholder’s best interest. The Board believes that if the Proposed Agreement is not approved, the Fund and its stockholders are better served by continuing under the Current Agreement until the Board can consider its alternatives. These alternatives may include continuing to operate under the Current Agreement or seeking stockholder approval of a different investment adviser. The Board does not believe that simply terminating the Current Agreement serves stockholders best interest. The Board believes that there continues to be interest in a closed-end mutual fund strategy that gives stockholders direct exposure to Taiwan markets without the liquidity requirements of an open-end mutual fund.

The Board acknowledges that the Fund’s performance has been disappointing when compared to its benchmark, the TAIEX Total Return Index. That was the primary consideration for the Board’s investment manager search for the Fund. The Board believes that Allianz will be able to deliver outperformance against the Fund’s benchmark. This belief is based, in part, on Allianz’s management of a mutual fund which has an investment strategy similar to the one proposed for the Fund that has ranked at the top of its local Lipper peer group over one-, three-, five- and ten-year periods (as at September 30, 2018).

The Board also believes that contributing to the Fund’s underperformance against the TAIEX were the Fund’s previous limitations on investing greater than 10% in a single issuer and greater than 25% in a single industry. At the Fund’s stockholder meeting on April 17, 2018, stockholders (i) approved the removal of an investment restriction that prohibited the Fund from investing more than 10% of its total assets in a single issuer and (ii) adopted a fundamental policy to require the Fund to invest more than 25% of its total assets in the semi-conductor industry. The removal of the investment restriction and the adoption of the fundamental policy were important because it allows the investment adviser to invest a greater percentage of the Fund’s assets in issuers and in an industry that dominate the Taiwan Stock Exchange. It also allows for a more accurate comparison against the Fund’s benchmark, as the semi-conductor industry, and one issuer in particular, Taiwan Semiconductor Manufacturing Co., Ltd., both are significantly represented in the Index.

The Matisse Proposal also recommends that the Board consider open-ending the Fund. The Board believes that there continues to be interest in a closed-end mutual fund strategy that gives stockholders direct exposure to Taiwan markets without the liquidity requirements of an open-end mutual fund. Open-end mutual funds are limited to holding 15% of their assets in illiquid securities. Closed-end funds have no such limitations. This is an important consideration as many companies in Taiwan are considered illiquid because they have minimal trading activity and/or have a limited number of shares outstanding. Remaining in a closed-end structure provides the investment manager with flexibility to invest in these companies without the limitations imposed on an open-end fund.

The Matisse Proposal also states that the Fund’s Discount Management Program (the “Program”) has not been effective in reducing the Fund’s discount. The Board has had the Program in place since 2014. It is intended to enhance shareholder value, as repurchases made at a discount have the effect of increasing the net asset value per share of the Fund’s remaining shares. Emerging market funds, including the Fund, have generally had wide discounts. When compared to its emerging market fund peers, the Fund’s discount over the past year has averaged 13.0% and its peers have averaged 12.0%.

The Board has been active in evaluating the success of the Program and in making changes as market conditions and other factors warrant. Recently, the Board further enhanced the Program by increasing the frequency of its repurchases. The Fund repurchases are made on any day that the Fund’s shares are trading at a discount that exceeds the Board’s trigger level, recently announced as 9.5%, and up to the maximum extent permitted by law unless the Fund’s investment adviser determines that such a repurchase would be detrimental to the Fund and its stockholders. Also recently, the Board has authorized the repurchase of shares in “blocks.” This aggressive approach to repurchases has resulted in a greater number of shares being repurchased. The Board believes that, over time, this more aggressive approach to repurchasing shares should lead to a reduction of the Fund’s discount.

Lastly, the Matisse Proposal states that the Fund’s small size leads to unnecessarily high expenses. It is true that the Fund’s smaller size means that fixed expenses are spread across fewer assets. However, this has not lessened the Board’s aggressive approach to controlling expenses, both fixed and asset-based. By example, the Fund recently negotiated fee reductions with certain of its service providers. The Fund also negotiated a fee reduction in asset-based advisory fees with JFIMI. In addition, the Proposed Agreement includes a lower asset-based advisory fee than the Current Agreement. Each of these actions has or will result in the lowering of expenses.

* * *

After taking the foregoing considerations into account, the Board of Directors, including all of the Independent Directors, believes that the Matisse Proposal is contrary to the best interests of the Fund and its stockholders.

Required Vote

Approval of the Matisse Proposal would require the affirmative vote of a majority of the Fund’s outstanding shares of common stock. As defined in the 1940 Act, a “majority of the outstanding shares” means the lesser of 67% of the voting securities present at the Annual Meeting of Stockholders, if more than 50% of the outstanding shares are present, or more than 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the Matisse Proposal. If the Proposed Agreement with Allianz is approved by stockholders, the Fund will enter into that Agreement whether or not the Matisse Proposal is approved. If the Proposed Agreement is not approved and the Matisse Proposal is not approved by stockholders, the Fund will continue under the Current Agreement while the Board of Directors considers other steps.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE MATISSE PROPOSAL

GENERAL INFORMATION

Investment Adviser

JFIMI currently acts as the Investment Adviser to the Fund pursuant to the Current Agreement. The principal business address of the Investment Adviser is 21st Floor - Chater House, 8 Connaught Road, Central, Hong Kong.

Fund Administration

State Street Bank and Trust Company acts as Administrator to the Fund pursuant to an Administration Agreement between the Administrator and the Fund. The principal business address of the Administrator is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

Independent Registered Public Accounting Firm

Tait Weller serves as the Fund’s independent registered public accounting firm, auditing and reporting on the annual financial statements of the Fund and reviewing certain regulatory reports and the Fund’s federal income tax returns. Tait Weller also performs other professional audit and certain allowable non-audit services, including tax services, when the Fund engages it to do so. Representatives of Tait Weller are not expected to be available at the Meeting.

The engagement of Tait Weller as the Fund’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors and ratified by the full Board of Directors.

Audit Fees. For the fiscal years ended August 31, 2018 and August 31, 2017, Tait Weller billed the Fund aggregate fees of $53,000 and $53,000, respectively, for professional services rendered for the audit of the Fund’s annual financial statements and review of financial statements included in the Fund’s annual report to stockholders.

Audit-Related Fees. For the fiscal years ended August 31, 2018 and August 31, 2017, Tait Weller billed the Fund aggregate fees of $7,100 and $7,100, respectively, for assurances and related services that are reasonably related to the performance of the audit or review of the Fund’s financial statements and are not reported under the section Audit Fees above. Audit-Related Fees represent procedures applied to the semi-annual financial statement amounts (reading the semi-annual report and valuation and existence procedures on investments) as requested by the Fund’s Audit Committee.

Tax Fees. For the fiscal years ended August 31, 2018 and August 31, 2017, Tait Weller billed the Fund aggregate fees of $13,200 and $13,200, respectively, for professional services rendered for tax compliance, tax advice, and tax planning. The nature of the services comprising the Tax Fees was the review of the Fund’s income tax returns and tax distribution requirements.

All Other Fees. For the fiscal years ended August 31, 2018 and August 31, 2017, Tait Weller did not bill the Fund any fees for products and services other than those disclosed above.

The Fund’s Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Fund by the Fund’s independent registered public accounting firm; provided, however, that the pre-approval requirement with respect to non-auditing services to the Fund may be waived consistent with the exceptions provided for in the Exchange Act. All of the audit and tax services described above for which Tait Weller billed the Fund fees for the fiscal years ended August 31, 2018 and August 31, 2017 were pre-approved by the Audit Committee. For the fiscal years ended August 31, 2018 and August 31, 2017, the Fund’s Audit Committee did not waive the pre-approval requirement of any non-audit services to be provided to the Fund by Tait Weller.

Tait Weller did not bill any non-audit fees for services rendered to the Fund’s Adviser, or any entity controlling, controlled by, or under the common control with the Adviser that provides ongoing services to the Fund, for the fiscal years ended August 31, 2018 and August 31, 2017.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended August 31, 2018 with management of the Fund and with Tait Weller, and has discussed with Tait Weller the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Standard No. 16 (Communication with Audit Committees), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter on auditor independence from Tait Weller required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as may be modified or supplemented, and has discussed with Tait Weller its independence. Based on the Audit Committee’s review and discussions referred to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for the fiscal year ended August 31, 2018 be included in its annual report to stockholders and the Fund’s annual report filed with the SEC.

Anthony S. Clark, Member of the Audit Committee

Thomas G. Kamp, Chairman of the Audit Committee

William C. Kirby, Member of the Audit Committee

Shelley E. Rigger, Member of the Audit Committee

Warren J. Olsen, Member of the Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is information with respect to persons who are registered as beneficial owners of more than 5% of the Fund’s outstanding shares as of February 22, 2019.

Title Of Class	Name and Address	Shares	Percent of Class
Common Stock	CEDE & CO Bowling Green STN P. O. Box 20 New York, NY 10274-0020	7,903,529	99.64%

The shares held by Cede & Co. include the accounts set forth below. This information is based on publicly available information such as Schedule 13D and 13G disclosures filed with the SEC or other similar regulatory filings from foreign jurisdictions.

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London 77 Gracechurch Street, London England EC3V OAS	Has shared power to vote and dispose of 3,304,581 shares	41.66%

Common Stock	Lazard Asset Management LLC 30 Rockefeller Plaza New York, New York 10112	Has sole power to vote and dispose of 1,373,662 shares	17.32%

Common Stock	1607 Capital Partners LLC 13 S 13th Street, Suite 400 Richmond, Virginia 23219	Has sole power to vote and dispose of 433,996 shares	5.47%

Common Stock	Wells Fargo & Co 420 Montgomery Street San Francisco, California 94163	Has shared power to vote and dispose of 425,768 shares	5.37%

Common Stock	Bulldog Investors LLC Park 80 West 250 Pehle Ave, Suite 708 Saddle Brook, New Jersey 07663	Has shared power to vote and dispose of 425,044 shares	5.36%

MISCELLANEOUS

Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile or other electronic means, by officers of the Fund or personnel of the Administrator. The Fund has retained AST Fund Solutions LLC to assist in the proxy solicitation. The total cost of proxy solicitation services, including legal and printing fees, is estimated at $8,500, plus out-of-pocket expenses. The expenses connected with the solicitation of proxies including proxies solicited by the Fund’s officers or agents in person, by telephone or by facsimile or other electronic means will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

In the event that sufficient votes in favor of any of the Proposals set forth in the Notice of this Meeting are not received by April 24, 2019, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal or Proposals for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such Proposals. The chairman of the Meeting also may adjourn the Meeting from time to time. Any adjournment may be made to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. If a quorum is present, a stockholder vote may be taken on one or more of the Proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the Meeting as originally notified. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

In order to submit a stockholder proposal to be considered for inclusion in the Fund’s proxy statement for the Fund’s 2020 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The Taiwan Fund, Inc., c/o Secretary of the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111-5049) not later than November 26, 2019. Any stockholder who desires to bring a proposal at the Fund’s 2019 Annual Meeting of Stockholders without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund (addressed to The Taiwan Fund, Inc., c/o Secretary off the Fund/State Street Bank and Trust Company, P.O. Box 5049, One Lincoln Street, Boston, Massachusetts 02111-5049), not before January 25, 2020 and not later than February 24, 2020.

March 25, 2019	By order of the Board of Directors, Brian F. Link Secretary The Taiwan Fund, Inc. c/o State Street Bank and Trust Company P.O. Box 5049 One Lincoln Street, Boston, Massachusetts 02111

APPENDIX A

THE TAIWAN FUND, INC.

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, dated and effective as of 12:00 A.M. EST (New York time) May ___ , 2019 (the “Agreement”), between THE TAIWAN FUND, INC., a Maryland corporation of One Lincoln Street, PO Box 5049 (02206-5049), Boston MA 02111 (herein referred to as the “Fund”), and Allianz Global Investors U.S. LLC, a limited liability company organized in Delaware with principal place of business 1633 Broadway, New York, New York 10019 (herein referred to as the “Adviser”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund research and statistical data in connection therewith and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund’s investment objectives and policies and in accordance with guidelines and directions from the Fund’s Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund’s business, subject to the direction and control of the Fund’s Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books, records, reports and any other information required under the Investment Company Act of 1940, as amended (the “1940 Act”) and to furnish or cause to be furnished all required reports or other information under Taiwan securities laws, to the extent that such books, records and reports and other information are not maintained or furnished by the custodian or other agents of the Fund; (iv) to report regularly to the Fund’s Board of Directors on the investment program for the Fund and to furnish the Fund’s Board of Directors such periodic and special reports as the Fund’s Board of Directors may reasonably request, including, but not limited to, reports concerning investment transactions and performance of the Fund; (v) to provide reasonable assistance to the Fund’s administrator as needed in the preparation of reports and notices by the Fund to stockholders, in the preparation of filings with the Securities and Exchange Commission (the “SEC”) and other regulatory and self-regulatory organizations, including preliminary and definitive proxy materials and post-effective amendments to the Fund’s registration statement on Form N-2 under the Securities Act of 1933, as amended, and the 1940 Act, as amended from time to time, (vi) to pay the salaries and expenses of such of the Fund’s officers and directors as are directors, officers or employees of the Adviser (and to permit its directors, officers or employees to so serve if elected to such positions by the Fund’s Board of Directors); provided, however, that the Fund, and not the Adviser, shall bear travel expenses (or an appropriate portion thereof) of directors and officers of the Fund who are directors, officers or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof or advisers thereto and provided further that such expenses are incurred in accordance with the Fund’s travel policy in effect at the time, (vii) to assist the Fund’s Treasurer in identifying passive foreign investment companies (PFICs) in the Fund’s portfolio, (viii) to provide sub-certifications to support certifications made by officers of the Fund in documents filed by the Fund with the SEC, (viii) to identify securities in the Fund’s portfolio that constitute holdings of 5% or more of the voting shares of a portfolio company, (ix) to assist in identifying securities that are restricted or illiquid securities, (x) to provide the Fund with information on brokerage commissions incurred by the Fund, (xi) to assist in the implementation of the Fund’s Discount Management Program, (xii) to provide reasonable assistance to the Fund’s Board of Directors or the Fund’s administrator to determine or confirm the value of any portfolio security for which the Fund’s administrator seeks assistance from the Adviser or identifies for review by the Adviser, (xiii) to the extent permitted, to assist in such marketing and investor relations activities with respect to the Fund as the Fund may reasonably request, (xiv) to host and maintain the Fund’s website, (xv) to prepare the Fund’s monthly “Insight” report to investors, (xvi) to provide certain stockholder services, (xvii) to permit one of its or its affiliate’s directors, officers or employees to serve without compensation as an officer of the Fund if elected to such positions and to assume the obligations herein for the compensation herein provided, and (xviii) to vote the Fund’s proxies only in accordance with the Adviser’s proxy voting policies in effect from time to time, provided that the Fund’s Board of Directors has approved the Adviser’s proxy voting guidelines including any amendments from time to time. The Adviser shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Adviser in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including overhead or employee costs of the Adviser or of any one or more organizations acting as “participating affiliate” of the Adviser); fees payable to any consultants, including an advisory board, if applicable; legal expenses; auditing and accounting expenses; telephone, telex, facsimile, postage and other communication expenses; taxes and governmental fees; stock exchange listing fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund’s custodians, subcustodians, transfer agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund’s portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery;

costs of stockholders’ and other meetings; litigation expenses; or expenses relating to the Fund’s dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan).

2. The Fund acknowledges that in rendering investment advisory services to the Fund under this Agreement, the Adviser may use the resources of its affiliate, Allianz Global Investors Taiwan, Limited (“Taiwan Affiliate”) that is not registered under the U.S. Investment Advisers Act of 1940 (the “Advisers Act”) to provide discretionary investment advice to the Adviser and execute portfolio trades for the Fund. Taiwan Affiliate is a “participating affiliate” of the Adviser as that term is used in relief granted by the staff of the SEC allowing U.S. registered advisers to use investment advisory and trading resources of unregistered non-U.S. advisory affiliates subject to the regulatory supervision of the registered adviser. Taiwan Affiliate and its employees who provide services to the Fund are considered under the Collaboration Agreement between the Adviser and Taiwan Affiliate to be “associated persons” of the Adviser as that term is defined in the Advisers Act for purposes of the Adviser’s required supervision.

3. In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Adviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Fund’s Board of Directors may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion. The Fund hereby agrees with the Adviser that any entity or person associated with the Adviser which is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the “1934 Act”), subject to compliance with the 1940 Act and the rules thereunder.

4. The Fund agrees to pay to the Adviser in United States dollars, as full compensation for the services to be rendered and expenses to be borne by the Adviser hereunder, the fee based on the average net assets of the Fund set forth in Schedule A hereto, which will include a performance fee adjustment. The fee payable to the Adviser shall be computed, accrued and paid as provided in Schedule A. The Fund shall provide the Adviser with a monthly accounting of the performance adjusted fee. The value of the net assets of the Fund shall be determined pursuant to the applicable provisions of the valuation policies of the Fund, as amended from time to time.

5. The Adviser agrees that it will not make a short sale of any capital stock of the Fund or purchase any share of the capital stock of the Fund otherwise than for investment. Where the Adviser provides services to the Fund in relation to derivative products, including futures contracts and options, the Adviser shall provide to the Fund, upon request, product specifications and prospectus or offering documents (if any).

6. Nothing herein shall be construed as prohibiting the Adviser from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients which may invest in securities of Taiwan issuers, except that the Adviser shall notify the Fund where it acts as the investment adviser or investment manager to any other investment company that is listed on the New York Stock Exchange and has a policy to invest primarily in Taiwan securities. In addition, the Adviser may not utilize information furnished to the Adviser by advisers and consultants to the Fund in providing investment management services to another New York Stock Exchange listed investment company with a policy to invest primarily in Taiwan securities. Nothing contained herein shall be construed as constituting the Adviser as an agent of the Fund.

Whenever the Fund and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Adviser to be equitable to each entity, which procedures and any amendments thereto shall be provided to the Fund’s Board for review. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Adviser to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. In addition, the Fund acknowledges that the persons employed by the Adviser to assist in the performance of the Adviser’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

7. (a) The Adviser does not guarantee the future performance of the Fund or any specific level of performance, the success of any investment decision or strategy that the Adviser may use, or the success of the Adviser’s overall management of the Fund. The Fund understands that investment decisions made for the Fund by the Adviser are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.

(b) The Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Adviser nor its officers, directors, employees or agents shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or by reason of reckless disregard on the part of the Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Adviser.

(c) Neither party shall be liable to the other for any indirect, consequential, punitive or special loss or damages under this Agreement.

8. (a) The Adviser agrees to indemnify the Fund for, and hold it harmless against, any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Fund may become subject (“Losses”) as a direct result of Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided, however, that nothing contained herein shall require that the Fund be indemnified for Losses that resulted from the Fund’s or its agent’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; further provided that the Adviser shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

(b) The Fund agrees to indemnify the Adviser for, and hold it harmless against, any and all Losses to which the Adviser may become subject as a direct result of this Agreement or the Adviser’s performance of its duties hereunder; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Losses that resulted from the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement; provided that the Fund shall have been given written notice concerning any matter for which indemnification is claimed under this Section.

9. This Agreement shall be in effect for an initial term of two years from the date of this Agreement and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time without penalty, on 60 days’ written notice, by the Fund’s Board of Directors, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Adviser.

This Agreement shall automatically be terminated in the event of its assignment. Any notice to the Fund or the Adviser shall be deemed given when received by the addressee.

10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, except as permitted under the 1940 Act or rules and regulations adopted thereunder. It may be amended by mutual agreement of the parties, but only after authorization of such amendment by the affirmative vote of (i) a majority of the members of the Fund’s Board of Directors who are not parties to this Agreement or interested persons of any party to this Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (ii) if required by applicable SEC rules, regulations or orders, a vote of the holders of a majority of the outstanding voting securities of the Fund.

11. The Adviser may, without cost to the Fund, employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable the Adviser to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, the Adviser may provide information about the Fund to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. The Adviser will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the Adviser of any of its obligations under this Agreement.

12. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms “interested person,” “assignment,” and “vote of a majority of the outstanding voting securities” shall have the meanings set forth in the 1940 Act, the rules and regulations thereunder and interpretations thereof by the SEC or its staff.

13. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14. Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Adviser or the Fund arising out of or relating to this Agreement shall be subject to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, and each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, to its address as set forth in this Agreement.

15. The Adviser represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act of 1940. Taiwan Affiliate has received a license from the Financial Supervisory Commission in the Republic of China to provide services under the Collaboration Agreement. The Adviser will use its reasonable efforts to, and to cause Taiwan Affiliate to, maintain in effect such registration and license during the term of this Agreement. The Collaboration Agreement complies with the laws and regulations of the United States and the Republic of China.

The Fund acknowledges that the Fund may have provided and may, from time to time, provide certain personal information on individuals relating to the Fund and/or a third party (“Data”) to the Adviser. The Fund acknowledges that the Adviser has informed the Fund of its right to request access to and/or correction of the Data which the Adviser may hold and that request may be made to the Personal Data Officer of the Adviser at its principal place of business in the State of New York as stated at the beginning of this Agreement. The Fund further acknowledges that the Adviser has informed the Fund and the Fund hereby consents that Data may be collected, held, processed, disclosed or used by the Adviser and transferred to any office of the Adviser, any of Adviser’s holding companies or Associates, any of the Adviser’s agents and any other third party which provides services to the Adviser, within or outside the State of New York, for the purposes of the Adviser or any such other entity providing the services contemplated under this Agreement and to facilitate the provision by an affiliate to the Fund of potential additional products and services. The Fund represents and warrants that appropriate consent has been obtained from the relevant individuals for such collection, storage, processing, disclosure, usage and transfer of Data.

16. The Fund represents and warrants that it has full legal right to enter into this Agreement and to perform the obligations hereunder and that it has obtained all necessary consents and approvals to enter into this Agreement.

17. The parties will inform each other in writing within a reasonable time of material changes to the information provided to each other under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

THE TAIWAN FUND, INC

By:

Name: William Kirby

Title: Chairman

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:
Name:
Title:

SCHEDULE A

MANAGEMENT FEE

In consideration of the services described in the agreement, the Fund will pay the Adviser a fee (“Management Fee”) that will be composed of a Base Fee (defined below) and a Performance Adjustment (defined below) to the Base Fee based upon the investment performance of the Fund’s shares in relation to the investment record of a securities index determined by our Board of Directors to be appropriate (“Index”) over the same performance period.

Base Fee. The base fee is calculated and accrued daily at the annual rate of 0.70% of the Fund’s average daily net assets (“Base Fee”).

Performance Adjustment. The Adviser’s compensation is increased or decreased from the Base Fee by a performance adjustment (“Performance Adjustment”) that depends on whether, and to what extent, the investment performance of the Fund’s shares exceeds, or is exceeded by, the performance of the TAIEX Total Return, expressed in US dollars (the ”Index”).

The Performance Adjustment is calculated and accrued, according to a schedule that adds or subtracts an amount at a rate of 0.0005% (0.05 basis points) of the Fund’s average daily net assets for the current Performance Period through the prior business day for each 0.01% (1 basis point) of absolute performance by which the total return performance of the Fund’s shares exceeds or lags the performance of the Index for the period from the beginning of the current Performance Period through the prior business day. The maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of +/-0.25% (25 basis points) of the Fund’s average daily net assets, which would occur when the performance of the Fund’s shares exceeds, or is exceeded by, the performance of the Index by 5 percentage points (500 basis points) for the Performance Period. For purposes of calculating the Performance Adjustment, the NAV of the Fund and the level of the Index will be determined as of the close of trading on the Taiwan Stock Exchange on each business day; the exchange rate to be used for purposes of converting the TAIEX Total Return Index into the Index on each business day shall be the same exchange rate as used to determine the NAV on that business day; and “business day” shall mean any day that on which trading occurs on the New York Stock Exchange. The Performance Adjustment will be calculated and accrued pursuant to a process agreed to by the Adviser and the Fund.

For purposes of calculating the Performance Adjustment, the total return performance of the Fund’s shares will be the sum of:

1) the change in the net asset net asset value per share (“NAV”) during the Performance Period, after deducting any accretion in the NAV resulting from the repurchase of shares by the Fund; plus

2) the value of the cash distributions per share paid by the Fund during the Performance Period; plus

3) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated during the Performance Period; expressed as a percentage of the NAV per share at the beginning of the Performance Period.

For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Fund at the NAV per share in effect at the close of business on the ex-dividend date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

The investment record of the Index will be the sum of:

1) the change in the level of the Index during the Performance Period, as expressed in US dollars; plus

2) if not reflected in the Index, the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index during the Performance Period, expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at least as frequently as the end of each calendar quarter following the payment of the dividend.

To the extent an event occurs that impacts the Fund’s NAV per share or the investment record of the Index and results from circumstances out of the ordinary course of business including, but not limited to, the receipt of litigation proceeds, an NAV error correction, a change in the Index performance resulting from market news, or some other event that is outside of the ordinary course of business, the Board will consult with Adviser to determine whether such impact should be excluded from the performance adjustment calculation.

Notwithstanding any other provision in this Schedule A, any calculations of the investment performance of the Fund’s shares and the investment performance of the Index will be made in accordance with the Investment Advisers Act of 1940, as amended, and any applicable rules thereunder.

Performance Period. The period over which performance is measured (“Performance Period”) is initially from September 1, 2019 to August 31, 2020 and thereafter each 12-month period beginning on September 1 immediately following the prior Performance Period through August 31 of the following year.

Payment of Fees. The Fund will pay the Adviser, on a monthly basis, a fee at the annual rate of the Base Fee applied to the average daily net assets of the Fund for the month. At the end of each Performance Period, the Fund will pay the Adviser, or the Adviser will pay the Fund, the positive or negative amount, as the case may be, of the

Performance Adjustment for the Performance Period. From the date on which the Adviser begins to manage the Fund to August 31, 2019, the Fund will pay the Adviser only the Base Fee, without any Performance Adjustment.

Index. The initial Index for the Performance Fee is set forth above. If the Fund’s Board of Directors determines, based on consultation with the Adviser, that another appropriate Index should be substituted as the Index, the Board may determine to use such other appropriate Index for purposes of the Performance Adjustment (the “Replacement Index”) without stockholder approval, unless stockholder approval of the change is otherwise required by applicable law. Any Replacement Index will be applied prospectively to determine the amount of the Performance Adjustment. The Index will continue to be used to determine the amount of the Performance Adjustment for that part of the Performance Period prior to the effective date of the Replacement Index.

PROXY EVERY STOCKHOLDER’S VOTE IS IMPORTANT EASY VOTING OPTIONS: Please detach at perforation before mailing. THE TAIWAN FUND, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints William C. Kirby and Brian F. Link, and each of them, the proxies of the undersigned, with full power of substitution to each of them, to vote all shares of The Taiwan Fund, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Taiwan Fund, Inc. to be held at the offices of State Street Bank and Trust Company, One Lincoln Street, Boston MA 02111, on Wednesday, April 24, 2019 at 9:00 a.m., local time, and at any adjournments thereof, (i) unless otherwise specified in the boxes provided on the reverse side hereof, for the election of the Directors named on the reverse side, (ii) to approve a proposed Investment Advisory Agreement between the Fund and Allianz Global Investors U.S. LLC., (iii) if properly presented at the Meeting, to consider a stockholder proposal to terminate the current investment advisory and management agreement between the Fund and JF International Management Inc. or, in the alternative, have the Board submit a plan to liquidate or open-end the Fund within one year and (iv) in their discretion, on any other business which may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes all proxies with respect to such shares heretofore given. The undersigned acknowledges receipt of the Proxy Statement dated March 25, 2019. This proxy, when properly executed, will be voted in the manner directed herein and, absent direction will be voted “FOR” Proposals 1 and 2 and “AGAINST” Proposal 3. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA TELEPHONE: 1-800-337-3503 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE. TWN_30495_032519 VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope VOTE IN PERSON Attend Stockholder Meeting One Lincoln Street Boston MA 02111 on April 24, 2019

FOR WITHHOLD FOR ALL ALL ALL EXCEPT + + EVERY STOCKHOLDER’S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 24, 2019. The Proxy Statement and Proxy Card for this meeting are available at: https://www.proxy-direct.com/twn-30495 IF YOU VOTE ON THE INTERNET OR BY TELEPHONE, YOU NEED NOT RETURN THIS PROXY CARD Please detach at perforation before mailing. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X T HE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2: A Proposals 1. To elect five Directors to serve for the ensuing year: 01. William C. Kirby 02. Anthony S. Clark 03. Thomas G. Kamp ï,£ ï,£ ï,£ 04. Warren J. Olsen 05. Shelley E. Rigger INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided. FOR AGAINST ABSTAIN 2. To approve a proposed Investment Advisory Agreement between the Fund and Allianz Global Investors U.S. LLC. ï,£ ï,£ ï,£ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3: 3. If properly presented at the Meeting, to consider a stockholder proposal to terminate the current investment advisory ï,£ ï,£ ï,£ and management agreement between the Fund and JF International Management Inc. or, in the alternative, have the Board submit a plan to liquidate or open-end the Fund within one year. B Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) — Please print date below Signature 1 — Please keep signature within the box Signature 2 — Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx TWN 30495 M xxxxxxxx / /